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                                                              Exhibit 99.(4)(b)

                           UBS RMA TAX-FREE FUND INC.

                  SUB-ADVISORY AND SUB-ADMINISTRATION CONTRACT

     Contract made as of March 1, 2004, between UBS Financial Services Inc. ("UBS Financial Services"), a Delaware corporation registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"), and UBS Global Asset Management (US) Inc. ("UBS Global AM"), a Delaware corporation registered as a broker-dealer under the 1934 Act and as an investment adviser under the Advisers Act.

     WHEREAS, UBS Financial Services has entered into an Investment Advisory and Administration Contract dated March 1, 1989 ("Advisory Contract") with UBS RMA Tax-Free Fund Inc. ("Corporation"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), which intends to offer for public sale distinct series of shares of common stock ("Series"), each corresponding to a distinct portfolio; and

     WHEREAS, under the Advisory Contract UBS Financial Services has agreed to provide certain investment advisory and administrative services to the Series as now exist and as hereafter may be established; and

     WHEREAS, the Advisory Contract authorizes UBS Financial Services to delegate certain of its duties as investment adviser and administrator under the Advisory Contract to a sub-adviser or sub-administrator; and

     WHEREAS, UBS Financial Services wishes to retain UBS Global AM as sub-adviser and sub-administrator to provide certain investment advisory and administrative services to UBS Financial Services and each Series, and UBS Global AM is willing to render such services as described herein upon the terms set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, it is agreed between the parties as follows:

     1. APPOINTMENT. UBS Financial Services hereby appoints UBS Global AM as its sub-adviser and sub-administrator with respect to each Series, and UBS Global AM accepts such appointment and agrees that it will furnish the services set forth in paragraph 2 below.

     2.   SERVICES AND DUTIES OF UBS GLOBAL AM.

     (a) Subject to the supervision of the Board of Directors ("Board") and UBS Financial Services, UBS Global AM will provide a continuous investment program for each Series including investment research and management with respect to all securities, investments and cash equivalents held in the portfolio of each Series. UBS Global AM will determine

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     from time to time what securities and other investments will be purchased, retained or sold by each Series.

     (b) UBS Global AM agrees that in placing orders with brokers and dealers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of any Series, UBS Global AM may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Series with research, analysis, advice and similar services, and UBS Global AM may pay to those brokers and dealers, in return for research and analysis, a higher commission or spread than may be charged by other brokers and dealers, subject to UBS Global AM determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of UBS Global AM to such Series and its other clients, and that the total commissions or spreads paid by such Series will be reasonable in relation to the benefits to such Series over the long term. In no instance will portfolio securities be purchased from or sold to UBS Financial Services, UBS Global AM or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. Whenever UBS Global AM simultaneously places orders to purchase or sell the same security on behalf of a Series and one or more other accounts advised by UBS Global AM, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Corporation recognizes that in some cases this procedure may adversely affect the results obtained for a Series.

     (c) UBS Global AM will oversee the maintenance of all books and records with respect to the securities transactions of each Series and will furnish the Board with such periodic and special reports as UBS Financial Services or the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, UBS Global AM hereby agrees that all records which it maintains for the Corporation are the property of the Corporation, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Corporation and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Corporation any records which it maintains for the Corporation upon request by the Corporation.

     (d) UBS Global AM will oversee the computation of the net asset value and net income of each Series as described in the currently effective registration statement of the Corporation under the Securities Act of 1933, as amended, and 1940 Act and any supplements thereto ("Registration Statement") or as more frequently requested by UBS Financial Services or the Board.

     (e) UBS Global AM will assist in administering the affairs of the Corporation and each Series, subject to the supervision of the Board and UBS Financial Services, and further subject to the following understandings:

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          (i)    UBS Global AM will supervise all aspects of the operation of the Corporation and each Series except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of affairs of the Corporation and each Series.

          (ii) UBS Global AM will provide the Corporation and each Series with such administrative and clerical personnel (including officers of the Corporation) as are reasonably deemed necessary or advisable by the Board and UBS Financial Services, and UBS Global AM will pay the salaries of all such personnel.

          (iii) UBS Global AM will provide the Corporation and each Series with such administrative and clerical services as are reasonably deemed necessary or advisable by the Board and UBS Financial Services, including the maintenance of certain of the books and records of the Corporation and each Series.

          (iv) UBS Global AM will arrange, but not pay for, the periodic preparation, updating, filing and dissemination (as applicable) of the Corporation's Registration Statement, proxy material, tax returns and reports to shareholders of each Series, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

          (v) UBS Global AM will provide the Corporation and each Series with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

     3. DUTIES RETAINED BY UBS FINANCIAL SERVICES. UBS Financial Services will continue to provide to the Board and each Series the services described in subparagraphs 3(e), (f) and (g) of the Advisory Contract.

     4. FURTHER DUTIES. In all matters relating to the performance of this Contract, UBS Global AM will act in conformity with the Articles of Incorporation, By-Laws and Registration Statement of the Corporation and with the instructions and directions of the Board and UBS Financial Services, and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

     5. SERVICES NOT EXCLUSIVE. The services furnished by UBS Global AM hereunder are not to be deemed to be exclusive, and UBS Global AM shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of UBS Global AM, who may also be a director, officer or employee of the Corporation, to engage in any other business or to devote his or her time and attention in

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     part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     6. EXPENSES. During the term of this Contract, UBS Global AM will pay all expenses incurred by it in connection with its services under this Contract.

     7. COMPENSATION. For the services provided and expenses assumed by UBS Global AM pursuant to this Contract with respect to each Series, UBS Financial Services will pay to UBS Global AM a percentage of the fee received by UBS Financial Services pursuant to the Advisory Contract with respect to such Series, such percentage to be equal to, on an annual basis, 0.08% of such Series' average daily net assets, such compensation to be paid monthly.

     8. LIMITATION OF LIABILITY OF UBS GLOBAL AM. UBS Global AM will not be liable for any error of judgment or mistake of law or for any loss suffered by UBS Financial Services or the Corporation or the shareholders of any Series in connection with the performance of this Contract, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Contract. Any person, even though also an officer, director, employee, or agent of UBS Global AM, who may be or become an officer, director, employee or agent of the Corporation, shall be deemed, when rendering services to any Series or the Corporation or acting with respect to any business of such Series or the Corporation, to be rendering such services to or acting solely for the Series or the Corporation and not as an officer, director, employee, or agent or one under the control or direction of UBS Global AM even though paid by it.

     9.   DURATION AND TERMINATION.

     (a) This Contract will become effective upon the date hereabove written provided that, with respect to any Series, this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those directors of the Corporation who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or with respect to any given Series, by vote of a majority of the outstanding voting securities of such Series.

     (b) Unless sooner terminated as provided herein, this Contract will continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract will continue automatically for successive periods of 12 months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those directors of the Corporation who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or, with respect to any given Series, by vote of a majority of the outstanding voting securities of such Series.

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     (c)  Notwithstanding the foregoing, with respect to any Series, this
     Contract may be terminated by either party hereto at any time, without the payment of any penalty, on sixty days' written notice to the other party; this Contract also may be terminated at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the outstanding voting securities of such Series on sixty days' written notice to UBS Global AM and UBS Financial Services. Termination of this Contract with respect to any given Series shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other Series. This Contract will automatically terminate in the event of its assignment and will automatically terminate upon termination of the Advisory Contract.

     10. AMENDMENT OF THIS CONTRACT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract as to any given Series shall be effective until approved by vote of a majority of such Series' outstanding voting securities.

     11. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of Delaware and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

     12. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Attest:                                UBS Financial Services Inc.

/s/ Bruce A. Bursey                    By: /s/ Ron Safir
-------------------                    -----------------
Name: Bruce A. Bursey                  Name: Ron Safir
Title: EVP                             Title: Executive Vice President

Attest:                                UBS Global Asset Management (US) Inc.

/s/ David M. Goldenberg                By: /s/ Paul Schubert
-----------------------                ---------------------
Name: David M. Goldenberg              Name: Paul Schubert
Title: Executive Vice President        Title: Executive Director

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